UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2003

Atrium Companies, Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	333-20095 (Commission File Number)	75-2642488 (I.R.S. Employer Identification Number)

1341 W. Mockingbird Lane
Suite 1200West
Dallas, Texas 75247
(Address of executive offices, including zip code)

(214) 630-5757
(Registrant’s telephone number, including area code)

N/A
(former address if changed since last report)

Item 2. Acquisition or Disposition of Assets
Item 7. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-99.1 Stock Purchase Agreement
EX-99.2 Press Release

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2. Acquisition or Disposition of Assets

On December 31, 2003, Atrium Companies, Inc. (“Atrium” or “the Company”) completed the acquisition of the capital stock of Superior Engineered Products Corporation, a California corporation (“Superior”), for a purchase price of $52.5 million, including $47.5 million in cash and $5.0 million of common stock of Atrium’s parent company, Atrium Corporation. The cash portion of the transaction was funded with $40.0 million of term loan borrowings previously held in escrow and $7.5 million borrowed under the Company’s accounts receivable securitization facility. The purchase price was determined in good faith, arms length negotiations between the parties.

Superior, based in Ontario, California, is a manufacturer of windows and other building materials. Superior’s window products, which are primarily vinyl, are sold predominantly to the repair and remodeling market in California, Arizona, Nevada and Hawaii through an extensive dealer network. This acquisition is consistent with Atrium’s strategy of selectively acquiring businesses that provide additional vinyl window production capabilities, new distribution channel opportunities and additional repair and remodeling volume. A copy of the press release announcing the acquisition of Superior and related stock purchase agreement are attached as exhibits to this Current Report on Form 8-K.

Item 7. Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

The financial statements required by Rule 3.05(b) of Regulation S-X will be filled as soon as they are available, but not later than March 15, 2004.

(b)	Pro Forma Financial Information

The pro forma financial information required by Article 11 of Regulation S-X will be filled as soon as it is available, but not later than March 15, 2004.

(c)	Exhibits

The following exhibits are furnished as a part of this Current Report on Form 8-K:

99.1	Stock Purchase Agreement, dated December 19, 2003, among Superior Engineered Products Corporation, Paul Oddo, David Oddo and Angeline Oddo, Atrium Companies, Inc., Atrium Corporation and certain shareholders listed on Schedule I

99.2	Press release issued by Atrium Companies, Inc. on December 31, 2003

2

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ATRIUM COMPANIES, INC.

By:	/s/ Eric W. Long

Eric W. Long Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Date: January 15, 2004

EXHIBIT INDEX

Exhibit
Number

99.1	Stock Purchase Agreement, dated December 19, 2003, among Superior Engineered Products Corporation, Paul Oddo, David Oddo and Angeline Oddo, Atrium Companies, Inc., Atrium Corporation and certain shareholders listed on Schedule I

99.2	Press release issued by Atrium Companies, Inc. on December 31, 2003